UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

VAPE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20301 Ventura Boulevard, Suite 126B
Woodland Hills, CA 91364
 (Address of principal executive office)

1-877-827-3959
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement

On February 28, 2014, Vape Holdings, Inc. (the “Company”), a Delaware corporation, entered into an Asset Purchase Agreement (the “Agreement”) with HIVE Ceramics, LLC (“Seller”) whereby the Company will, at Closing, acquire all of Seller’s right, title and interest to the HIVE Ceramics vaporization product and related intellectual property (the “Acquisition”) in exchange for the issuance of 500,000 shares of Series A Preferred Stock (“Series A Shares”) to Seller. Approval of the Acquisition is subject to Board and Shareholder approval. A Special Meeting of the Shareholders of the Company has been noticed for this purpose.

Seller will also contributed $250,000 in capital to the Company within 30 days of Closing in exchange for a promissory note issued by the Company as further consideration for the Series A Shares.  The Company will also execute employment agreements with Kyle Tracey and Michael Cook of Seller for employment by the Company.

The 500,000 Series A Shares to be issued to Seller will be subject to the following terms:

▪	Voting Rights: each share of preferred stock is entitled to 15 votes (7.5 million votes in the aggregate);

▪	Initial Conversion Ratio. Each share of preferred stock shall initially be convertible into one share of common stock (500,000 shares of common stock in the aggregate);

▪
Conversion Ratio Adjustment. On the two year anniversary of the Acquisition the preferred stock conversion ratio shall be adjusted as follows: a one-time pro rata adjustment of up to ten-for-one (10-1) based upon the Company generating aggregate gross revenues over the two years of at least $8,000,000 (e.g. If the Company generates only $4,000,000 in aggregate gross revenues over the two year period then the convertible ratio will adjust to 5-1).  In no event will the issuance convert into more than 5,000,000 shares of common stock of the Company;

The foregoing description of the Agreement is qualified by reference to the complete terms of the Agreement, the form of which is included herewith as Exhibit 2.1 and incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement

On December 29, 2013, the Company entered into an Asset Purchase Agreement with Michael Cook, Kyle Tracey and Vicki Tracey they agreed to sell all right, title and interest to the HIVE Ceramics vaporization product.  On January 10, 2014, the Company and Mr. Cook, Mr. Tracey and Ms. Tracey entered into an Amendment to the December 29, 2013 Asset Purchase Agreement (the “Amendment”) adjusting some of the terms of compensation in connection with the deal.

On February 28, 2014, the Parties elected to terminate the original Asset Purchase Agreement and Amendment and enter into a new Asset Purchase Agreement as set forth in Item 1.01 and included herewith as Exhibit 2.1.  In connection therewith, the Company and all parties to the original agreement and Amendment have mutually agreed to terminate the prior agreements.  No early termination penalties apply and neither prior transaction closed.

Item 9.01          Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:

2.1	Asset Purchase Agreement, dated February 28, 2014, by and among Vape Holdings, Inc. and HIVE Ceramics, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: February 28 , 2014	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer